Exhibit 10.27

EXECUTION VERSION

AMENDMENT NO. 2 TO SERVICES AGREEMENT

This Amendment No. 2 To Services Agreement (this “Amendment”), effective as of March 1, 2023 (the “Second Amendment Date”), is entered into by and between Eureka Therapeutics, Inc., a Delaware corporation (“Eureka”) and Estrella Biopharma, Inc., a Delaware corporation (“Estrella”). Eureka and Estrella are referred to in this Amendment individually as a “Party” and collectively as the “Parties”.

Recitals

WHEREAS, Eureka and Estrella are parties to that certain Services Agreement, effective as of June 28, 2022, (the “Effective Date”), as amended by Amendment No. 1 to Services Agreement, effective as of October 1, 2022, and as may be further amended from time to time, (the “Agreement”), under which Estrella engaged Eureka to perform certain services for Estrella related to the transfer of certain technology and the provision of certain technical assistance to facilitate Estrella’s exploitation of certain intellectual property licensed by Eureka to Estrella under that certain License Agreement, effective as of June 28, 2022, between Eureka and Estrella. Capitalized terms used in this Amendment shall have the meanings set forth in the Agreement unless otherwise defined and set forth in this Amendment; and

WHEREAS the Parties desire to modify the payment terms of the outstanding balance payable to Eureka by Estrella for the IND Application Services.

NOW, THEREFORE, in consideration of the mutual covenants and undertakings herein, the adequacy of which is acknowledged by the Parties, Estrella and Eureka hereby amend the Agreement as follows:

SECTION 1
Amendments to the agreement

1.1       Section B of Exhibit A to the Agreement is hereby amended by deleting the last sentence of the second paragraph thereof in its entirety.

SECTION 2
Miscellaneous provisions

2.1       Effect of this Amendment. This Amendment shall become effective as of the Second Amendment Date. There are no further changes to the terms of the Agreement. Except as would be inconsistent with the terms of this Amendment, all other terms and conditions of the Agreement shall remain in full force and effect and be unaffected by this Amendment.

2.2       Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act) or other transmission method and any counterpart so delivered will be deemed to have been duly and validly delivered and be valid and effective for all purposes.

In Witness Whereof, the parties hereto have caused this Amendment to be executed as of the Second Amendment Date by their duly authorized officers.

Eureka Therapeutics, Inc.		Estrella Biopharma, Inc.
By:	/s/ Cheng Liu	By:	/s/ Peter Xu
Name:	Cheng Liu	Name:	Peter Xu
Title:	President	Title:	Chief Financial Officer

Signature Page to Amendment No. 2 to License Agreement